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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 23, 2005
                                                        -----------------


                         CENTURY BUSINESS SERVICES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                       0-25890               22-2769024
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 (State or Other Jurisdiction          (Commission           (I.R.S. Employer
       of Incorporation)               File Number)         Identification No.)



6050 Oak Tree Boulevard South,  Suite 500  Cleveland, Ohio           44131
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         (Address of Principal Executive Offices)                 (Zip Code)


         Registrant's Telephone Number, Including Area Code 216-447-9000
                                                            ------------



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 23, 2005, Century Business Services, Inc. (CBIZ) announced its earnings for the fourth quarter and year ended December 31, 2004. A copy of the press release is filed herewith as Exhibit 99.1. In addition, on February 23, 2005, CBIZ conducted its earnings conference call for the fourth quarter and year ended December 31, 2004. On this conference call, CBIZ disclosed the following additional information:

     - During the year ended December 31, 2004, CBIZ generated $10.5 million in incremental first-year cross-serving revenue.
     - Throughout 2004, CBIZ has experienced difficulties at one unit in its Benefits and Insurance practice group. For the year ended December 31, 2004, revenue at this unit has declined by $7.5 million compared with the year ended December 31, 2003, which resulted in an operating loss the equivalent of $0.04 per diluted share.
     - The increase in corporate general and administrative expenses in 2004 over 2003 was primarily the result of an increase in legal expenses, including settlements, of $3.2 million, and expenses incurred in connection with our Sarbanes-Oxley 404 efforts of approximately $1.0 million. Legal fees, including settlements, were approximately $0.7 million higher in the fourth quarter of 2004 than the comparable quarter in 2003.
     - The increase in other income for the year ended December 31, 2004 over 2003 was primarily the result of impairment charges incurred in 2003 that did not recur in 2004. The impairment charges were approximately $0.8 million in the fourth quarter of 2003, and $2.8 million for the year. Additionally, other income for the quarter and year ended December 31, 2004 includes interest income related to a favorable tax settlement.
     - In 2005, the tax rate is expected to be approximately 41%. Additionally, the 2005 plan includes expenses of approximately $3.5 million (which equates to $0.03 per diluted share) for the following:
               -    Consolidation expenses to co-locate operations in the
                    Chicago, Denver, Atlanta and San-Diego markets;
               - Investments in operating systems to support growth in our medical management practice business;
               - Stock based compensation expenses as required by Statement of Financial Accounting Standards No. 123, Share Based Payment. CBIZ will implement this standard on July 1, 2005, and expects the impact to be an increase in pre-tax compensation expense of approximately $850,000.
     - Capital spending was approximately $9 million for the year ended December 31, 2004, and is estimated to be approximately $10 million for 2005.
     - Our effective cost of borrowing was approximately 4% for the fourth quarter of 2004, and is expected to increase in 2005.


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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

          Exhibit 99.1 Press Release of Century Business Services, Inc. dated February 23, 2005, announcing its financial results for the fourth quarter and year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CENTURY BUSINESS SERVICES, INC.




Date: March 1, 2005
                                            /s/ Ware H. Grove
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                                            Ware H. Grove
                                            Chief Financial Officer